UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
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☐ Preliminary Information Statement
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☑ Definitive Information Statement
DAVIDSON GROWTH PLUS, L.P.
(Name of Registrant As Specified In Its Charter)
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NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING
RISK FACTORS
FORWARD LOOKING STATEMENTS
THE AMENDMENT
CONFLICTS OF INTEREST
NO APPRAISAL RIGHTS
INFORMATION ABOUT YOUR PARTNERSHIP
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
NO CONSENTS REQUIRED
EXPENSES

DAVIDSON GROWTH PLUS, L.P.
55 Beattie Place
Post Office Box 1089
Greenville, South Carolina 29602
September 23, 2008
NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING
To the limited partners of Davidson Growth Plus, L.P.:
          The attached Information Statement describes an amendment, attached hereto as Annex A (the “Amendment”), to the Limited Partnership Agreement (the “Partnership Agreement”) of Davidson Growth Plus, L.P., a Delaware limited partnership (the “Partnership”), to extend the term of the Partnership from December 31, 2011 to December 31, 2021.
          On June 30, 2008, the mortgage indebtedness secured by The Fairways Apartments, a 256-unit apartment complex located in Plano, Texas (the “Property”) owned by The New Fairways, L.P., in which the Partnership has a 99% limited partnership interest, was refinanced with an independent, third party lender. The financing agreement between The New Fairways, L.P. and the lender requires the extension of the Partnership’s term beyond the maturity date of the mortgage indebtedness. The new mortgage indebtedness is expected to mature on January 1, 2021. The lender will be able to exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on the Property, if the Partnership’s term is not extended. If the Partnership does not adopt the Amendment, the Partnership will terminate and dissolve on December 31, 2011, and Davidson Growth Plus GP Corporation, the managing general partner of the Partnership (the “General Partner”), will liquidate the assets of the Partnership.
          The General Partner believes it will be in the best interests of the Partnership to extend the term of the Partnership at this time to December 31, 2021.
          The General Partner has conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2011 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2011 if the Amendment is not adopted.
          Pursuant to the Partnership Agreement, the consent of the holders of a majority of the outstanding units of limited partnership interest in the Partnership (“Units”) is required to approve the Amendment. As of September 19, 2008, 28,371.75 Units were issued and outstanding. As of September 19, 2008, AIMCO Properties, L.P., an entity affiliated with the General Partner, and its affiliates own 17,824, or approximately 62.82%, of the outstanding Units. AIMCO Properties, L.P. and its affiliates have notified the General Partner that they will vote their Units in favor of the Amendment. Accordingly, approval of the Amendment is assured. We are providing the attached Information Statement in order to notify you of the background and terms of the Amendment.
          The Amendment will become effective when the General Partner executes the Amendment. The General Partner expects that the Amendment will become effective on or about October 14, 2008. There can be no assurance, however, that the Amendment will not become effective later than such date.
          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
          Neither your vote nor consent is requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

Very truly yours, Davidson Growth Plus, L.P.
THE INFORMATION AGENT IS:
THE ALTMAN GROUP, INC.

By Mail, Overnight Courier or Hand:	By Facsimile:	For Information please call:

1200 Wall Street 3rd Floor Lyndhurst, NJ 07071	(201) 460-0050	TOLL FREE (800) 217-9608

DAVIDSON GROWTH PLUS, L.P.
55 Beattie Place
Post Office Box 1089
Greenville, South Carolina 29602
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C AND SCHEDULE
14C THEREUNDER
September 23, 2008
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
          This Information Statement is being furnished to the holders (the “Limited Partners”) of limited partnership interests of record as of the close of business on September 19, 2008 (the “Record Date”), of Davidson Growth Plus, L.P., a Delaware limited partnership (the “Partnership”), in connection with an amendment, attached hereto as Annex A (the “Amendment”), to the Partnership’s Limited Partnership Agreement (the “Partnership Agreement”) to extend the term of the Partnership from December 31, 2011 to December 31, 2021. This Information Statement is first being mailed to Limited Partners on or about September 23, 2008.
          On June 30, 2008, the mortgage indebtedness secured by The Fairways Apartments, a 256-unit apartment complex located in Plano, Texas (the “Property”) owned by The New Fairways, L.P., in which the Partnership has a 99% limited partnership interest, was refinanced with an independent, third party lender. The financing agreement between The New Fairways, L.P. and the lender requires the extension of the Partnership’s term beyond the maturity date of the mortgage indebtedness. The new mortgage indebtedness is expected to mature on January 1, 2021. The lender will be able to exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on the Property, if the Partnership’s term is not extended. If the Partnership does not adopt the Amendment, the Partnership will terminate and dissolve on December 31, 2011, and Davidson Growth Plus GP Corporation, the managing general partner of the Partnership (the “General Partner”), will liquidate the assets of the Partnership.
          The General Partner believes it will be in the best interests of the Partnership to extend the term of the Partnership at this time to December 31, 2021.
          The General Partner has conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2011 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2011 if the Amendment is not adopted.
          Pursuant to the Partnership Agreement, the consent of the holders of a majority of the outstanding units of limited partnership interest in the Partnership (“Units”) is required to approve the Amendment. As of September 19, 2008, 28,371.75 Units were issued and outstanding. As of September 19, 2008, AIMCO Properties, L.P. (“AIMCO Properties”), an entity affiliated with the General Partner, and its affiliates own 17,824, or approximately 62.82%, of the outstanding Units. AIMCO Properties and its affiliates have notified the General Partner that they will vote their Units in favor of the Amendment. Accordingly, approval of the Amendment is assured. We are providing the attached Information Statement in order to notify you of the background and terms of the Amendment.
          The Amendment will become effective when the General Partner executes the Amendment. The General Partner expects that the Amendment will become effective on or about October 14, 2008. There can be no assurance, however, that the Amendment will not become effective later than such date.
          Questions may be directed to the Information Agent, The Altman Group, Inc., at 1200 Wall Street, Third Floor, Lyndhurst, New Jersey 07071, telephone (800) 217-9608.

RISK FACTORS
          There are risks associated with the Amendment. In addition, the General Partner is an affiliate of Apartment Investment and Management Company, a publicly traded real estate investment trust (“Aimco”), which, together with its other affiliates, may have interests that conflict with the interests of the Limited Partners. You should consider the following risks carefully:
Risks of the Amendment
          Continuation of the Partnership. The General Partner is proposing to extend the term of the Partnership until December 31, 2021 and not to attempt to liquidate it in 2011. If the Partnership’s term is not extended and the Partnership’s assets and property are sold in the near future in connection with the Partnership’s liquidation, it is possible that the sale price received could be higher than the sale price received at some future time. The General Partner considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for the Partnership. In particular, the General Partner considers changes in the local rental market, the potential for appreciation in the value of a property and the tax consequences to you on a sale of property. The market for Units is illiquid, and it may be difficult or impossible to sell your investment in the Partnership in the future.
          If the Amendment is approved, you may not be able to exit from the Partnership until a termination of the Partnership on December 31, 2021, or if the termination date is further extended, until that extended date.
          AIMCO Properties and its Affiliates May Increase Their Control Over Your Partnership. Decisions with respect to the day-to-day management of your Partnership, including a refinancing of the Property, are the responsibility of the General Partner. The General Partner is indirectly owned by Aimco. In addition, affiliates of the General Partner hold 17,824, or approximately 62.82%, of the outstanding Units. Pursuant to the Partnership Agreement, Limited Partners holding a majority of the outstanding Units must approve certain transactions, including certain amendments to the Partnership Agreement and certain sales of all or substantially all of the Partnership’s assets. The General Partner and its affiliates can significantly influence, and may have the ability to control under certain circumstances, many voting decisions with respect to the Partnership.
          A number of the Units held by affiliates of the General Partner were acquired pursuant to tender offers made by affiliates of Aimco. It is possible that Aimco or its affiliates will acquire additional Units in the Partnership in exchange for cash or a combination of cash and units in AIMCO Properties, either through private purchases or tender offers. The Amendment provides additional time for AIMCO Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence AIMCO Properties and its affiliates have over the voting decisions of the Partnership. Accordingly, the Amendment may result in increased control of the Partnership by AIMCO Properties and its affiliates.
          Affiliates of the General Partner Will Continue to Receive Fees, Reimbursements and Interest. The Partnership has no employees and depends on the General Partner and its affiliates for the management and administration of all Partnership activities. Affiliates of the General Partner provide property management services to the Partnership. The Partnership Agreement provides for payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.
          Affiliates of the General Partner receive 5% of gross receipts from the Partnership’s properties as compensation for providing property management services. The Partnership paid approximately $154,000, $302,000 and $291,000 for the six months ended June 30, 2008 and the years ended December 31, 2007 and 2006, respectively, to affiliates of the General Partner.
          Affiliates of the General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $220,000 for the six months ended June 30, 2008 and approximately $329,000 and $229,000 for the years ended December 31, 2007 and 2006, respectively. The portion of these reimbursements included in investment properties for the six months ended June 30, 2008 and the years ended

December 31, 2007 and 2006 are related to construction management services provided by an affiliate of the General Partner of approximately $140,000, $176,000 and $96,000, respectively. As of December 31, 2007, the Partnership owed an affiliate of the General Partner approximately $33,000 of accrued accountable administrative expenses. No accrued accountable administrative expenses were owed at June 30, 2008.
          The Partnership Agreement provides for the General Partner to receive a fee for managing the affairs of the Partnership. The fee is 2% of adjusted cash from operations, as defined in the Partnership Agreement. Payment of this management fee is subordinated and is payable only after the Partnership has distributed to the limited partners adjusted cash from operations in any year equal to 10% of the limited partners adjusted invested capital as defined in the Partnership Agreement or upon the refinance or sale of a property in the Partnership. During the six months ended June 30, 2008, approximately $44,000 in accrued subordinated management fees were paid from sale proceeds. No Partnership management fees were accrued or paid during the years ended December 31, 2007 and 2006. Unpaid subordinated Partnership management fees at December 31, 2007 were approximately $44,000. There were no subordinated management fees owed at June 30, 2008.
          During the six months ended June 30, 2008 and the years ended December 31, 2007 and 2006, AIMCO Properties advanced the Partnership approximately $867,000, $1,474,000 and $604,000, respectively, to pay operational expenses and capital expenditures for all three of the Partnership’s investment properties. Interest on advances is charged at prime plus 1%, or 6.00 % at June 30, 2008. Interest expense on these advances was approximately $151,000, $297,000 and $211,000 for the six months ended June 30, 2008 and the years ended December 31, 2007 and 2006, respectively. The Partnership made payments of approximately $5,172,000 and $399,000 on advances and accrued interest during the six months ended June 30, 2008 and the year ended December 31, 2007, respectively. There were no such payments made during the year ended December 31, 2006. There were no advances or accrued interest owed at June 30, 2008. The Partnership may receive additional advances of funds from AIMCO Properties although AIMCO Properties is not obligated to provide such advances. For more information on AIMCO Properties including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission.
          The Partnership insures its properties up to certain limits through coverage provided by Aimco, which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty, general liability and vehicle liability. The Partnership insures its properties above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with the General Partner. During the six months ended June 30, 2008, the Partnership was charged by Aimco and its affiliates approximately $101,000 for hazard insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by the Partnership during 2008 as other insurance policies renew later in the year. During the years ended December 31, 2007 and 2006, the Partnership was charged by Aimco and its affiliates approximately $188,000 and $177,000, respectively, for insurance coverage and fees associated with policy claims administration.
          The adoption of the Amendment and extension of the Partnership’s term will result in similar fees , reimbursements and interest continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2011. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of any Limited Partners who desire to have the Partnership earlier dissolved and liquidated. See “Security Ownership of Certain Beneficial Owners and Management.”
          There Is No Active Trading Market for Your Units. Although the Units are registered with the Securities and Exchange Commission (the “SEC”), there is no active trading market for the Units. There may be a limited number of prospective buyers for your Units in the future, and you may find it difficult or impossible to liquidate your investment at a price that exceeds the amounts you might receive on the liquidation and dissolution of the Partnership. If the Amendment is not approved, your Partnership will terminate on December 31, 2011; if the Amendment is approved, you may not be able to exit from the Partnership until December 31, 2021, or if this termination date is further extended, until such extended date.

          You May Be Required to Hold Your Units Indefinitely. The General Partner is proposing to extend the term of the Partnership until December 31, 2021 and not to attempt to liquidate it at the present time or at the current termination dated of December 31, 2011.
          Therefore, there may not be any way to liquidate your investment in the Partnership until the properties are sold and your Partnership is liquidated.
          The Value of the Property May Decline, and Your Investment Will Continue to Be at Risk. Until the Property is sold, the Partnership will continue to bear the investment risk associated with the continued ownership of the Property. The Partnership’s future success will depend upon many factors beyond the General Partner’s control, including competitive activity, the need for capital expenditures, prevailing economic and market conditions and financial, business and other factors. These factors, and others, may cause the value of the Property and the Partnership to decline.
          Your Cumulative Returns Accrue at a Simple Interest Rate. Pursuant to the Partnership Agreement, each Limited Partner is entitled to certain cumulative returns with respect to distributions resulting from sales, refinancings, and other dispositions of properties to the extent cash is available for this purpose. Those cumulative returns are not compounded and are computed on a simple interest basis. If the Partnership does not adopt the Amendment and liquidates in 2011, Limited Partners may be able to invest the liquidating distributions, if any, in other investments that provide a compounded return on their investment as opposed to the simple interest returns to which they are entitled pursuant to the Partnership Agreement. Although your General Partner regularly evaluates whether property should be sold, if the term of the Partnership is extended, the General Partner may not be required to sell any property until the end of the extended term, depending on, among other things, the Partnership’s financial condition, prevailing conditions in the real estate and capital markets, availability of favorable financing, and tax considerations.
Risks if the Amendment is Not Adopted
          The Lender Can Exercise Remedies Against the Partnership if the Amendment Is Not Adopted. The financing agreements between The New Fairways, L.P. and the lender provide that a dissolution of the Partnership would cause the loan to be in default. If the loan is in default, the lender can exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on the Property.
          The Partnership May Be Required to Wind Up. If the Amendment is not adopted, the Partnership’s term will expire on December 31, 2011. If the Partnership’s term expires on December 31, 2011, the Partnership generally will be required to wind up and to dispose of its property. The General Partner is of the opinion that the Partnership’s negotiating leverage will be enhanced, and the net proceeds to the Partnership and the Limited Partners from the sale of its properties could be increased, if the Partnership has greater flexibility with respect to the timing of the sale of its properties. There can be no assurance, however, that the Partnership’s negotiating leverage will in fact be enhanced, or that the net sales proceeds from the sale of the properties will be increased, by an extension of the Partnership’s term.
          You Are Likely to Recognize Gain On a Disposition of the Partnership’s Property, Including by Foreclosure. Any sale, exchange or other disposition of property by the Partnership, including by foreclosure, will likely result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the property and (ii) the Partnership’s tax basis in the property (which has been reduced because of prior years’ depreciation deductions). The amount realized for the property will be the selling price for the property, less any expenses of sale, plus any liabilities assumed by the purchaser of the property or liabilities subject to which the purchaser takes the property. Any taxable gain or loss recognized by the Partnership will be required to be included in the income of the partners in accordance with the Partnership Agreement, regardless of the amount of cash, if any, distributed to the partners.. A partner also will recognize gain or loss on the liquidation of its interest in the Partnership to the extent of the difference between: (i) the sum of the amount of cash (including a deemed distribution of cash equal to the partner’s share, under applicable tax principles, of the liabilities of the Partnership) distributed to the partner by the Partnership and other property distributed to the partner by the Partnership; and (ii) the partner’s adjusted basis in his or her Partnership interest after adjustment for such partner’s share of any gain or loss from the Partnership. See “Material U.S. Federal Income Tax Consequences” below. Even if the Amendment is adopted, the tax consequences described in this paragraph will likely result on a disposition of the property, including by foreclosure. However, if the Amendment is adopted, the disposition of the property, and therefore the taxable events, may take place in a later taxable year than if the Amendment is not adopted. However, there is no guarantee that a disposition of the property and the resulting the tax consequences will be deferred if the Amendment is adopted.
          Distributions from Your Partnership May Not Be Sufficient to Cover Current Tax Liabilities of the Partners. As noted above, if the property is sold or lost through the exercise of remedies by the lender, the Partnership will recognize taxable income from the disposition of the property equal to the difference between the proceeds amount realized, if any, and the Partnership’s basis in the property. Any taxable income recognized by the Partnership would pass through to partners of the Partnership. Depending on the purchase price and related sales costs, and because the amount realized may include liabilities assumed by the purchaser of the property, or liabilities subject to which the purchaser takes the property, there may be a significant tax liability in excess of the funds available on a sale for distribution to the partners, if any. Because the amount realized includes liabilities assumed by the purchaser of the property, or liabilities subject to which the purchaser takes the property, there may be a significant tax liability in excess of the funds available on a sale. Similarly, in the case of a foreclosure, the amount realized would generally include the full amount of the debt. In addition, the Partnership may also recognize taxable income due to cancellation of indebtedness, which also may create a significant risk of a tax liability in excess of the funds available for distribution to the partners. Any taxable income would be allocated to partners. A partner also will recognize gain or loss on the liquidation of its interest in the Partnership to the extent of the difference between: (i) the sum of the amount of cash (including a deemed distribution of cash equal to the partner’s share, under applicable tax principles, of the liabilities of the Partnership) and other property distributed to the partner by the Partnership; and (ii) the partner’s adjusted basis in its Partnership interest after adjustment for such partner’s share of any gain or loss from the Partnership. As noted above, the tax consequences of disposing of the property would likely result at some time regardless of whether the Amendment is adopted, but may result earlier if the Amendment is not adopted.
FORWARD LOOKING STATEMENTS
          The discussion set forth in this Information Statement regarding the Partnership’s alternatives, estimated use of reserves, estimated distributions to Limited Partners and other parties, estimates of indebtedness and the terms and amount thereof, estimates of fees and reimbursements to be received by the General Partner and certain of their affiliates, estimates of the Partnership’s debt service coverage ratio in certain circumstances, estimates of renewal terms of governmental subsidy contracts, estimates of the tax liabilities of Limited Partners under different scenarios, estimates of the comparability of property rents to market rents, estimates or projections of future property income, cash flow, and debt service, and estimates of future results of property and Partnership operations, are forward-looking information developed by the General Partner. This information incorporates various assumptions, including without limitation original principal amounts of indebtedness and interest thereon and the terms thereof, transaction costs, revenue (including occupancy rates), government subsidy contract renewals and the terms thereof, various operating expenses, general and administrative expenses, depreciation expenses, capital expenditures, working capital levels, transaction timing, federal appropriations, internal and external HUD policies, and actions taken or to be taken by other parties. Although the General Partner deemed such assumptions to be reasonable and valid at the date made, there is no assurance that the assumed facts will be validated or that the results will actually occur. Any estimate of the future performance of a business, such as the Partnership’s business or that of the Property, is forward-looking and based on assumptions, some of which inevitably will prove to be incorrect.
THE AMENDMENT
          The Amendment amends and restates Section 4 of the Partnership Agreement in its entirety as follows:
          “The Partnership commenced as of the 22nd day of May, 1986, and shall continue until the 31st day of December 2021, unless previously terminated in accordance with the provisions of this Partnership Agreement.”

Effectiveness
          The Amendment will become effective when the General Partner executes the Amendment. The General Partner expects that the Amendment will become effective on or about October 14, 2008. There can be no assurance, however, that the Amendment will not become effective later than such date.
Reasons for the Amendment
          On June 30, 2008, the mortgage indebtedness secured by The Fairways Apartments, a 256-unit apartment complex located in Plano, Texas owned by The New Fairways, L.P., in which the Partnership has a 99% limited partnership interest, was refinanced with an independent, third party lender. The financing agreement between The New Fairways, L.P. and the lender requires the extension of the Partnership’s term beyond the maturity date of the mortgage indebtedness. The new mortgage indebtedness is expected to mature on January 1, 2021. The lender will be able to exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on Property, if the Partnership’s term is not extended. If the Partnership does not adopt the Amendment, the Partnership will terminate and dissolve on December 31, 2011, and the General Partner will liquidate the assets of the Partnership.
          Because the Partnership currently does not believe it is in the best interest of the partners to sell the Property in the near future, the Partnership desires to amend the Partnership Agreement to extend the term until December 31, 2021. The recommended length of extension provides the Partnership flexibility for additional refinancings of the Property.
Alternatives to the Amendment
          The General Partner also considered a sale of the Property but believes that a sale of the Property at the current time would not be advantageous given current economic conditions, the local and sub-market conditions where the Property is located, the expectation that these economic conditions and the Property’s operating performance will improve in the long term and the tax consequences of a sale to the Limited Partners (including the likelihood that proceeds will not be sufficient to enable Limited Partners to pay their resulting tax liability). In particular, the General Partner considered the potential for future appreciation in the value of the Property, the change in the local rental market, and the tax consequences to the Limited Partners of a sale of the Property. Moreover, the General Partner recognized that the Amendment would not prohibit or unduly restrict the Partnership’s ability to sell the Property in the future prior to the expiration of the extended term of the Partnership.
CONFLICTS OF INTEREST
          The General Partner is an affiliate of Aimco. Aimco and its affiliates, including the General Partner, may have interests that conflict with the interests of the Limited Partners.
Affiliates of the General Partner Will Continue to Receive Fees, Reimbursements and Interest.
          The Partnership has no employees and depends on the General Partner and its affiliates for the management and administration of all Partnership activities. Affiliates of the General Partner provide property management services to the Partnership. The Partnership Agreement provides for payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.
          Affiliates of the General Partner receive 5% of gross receipts from the Partnership’s properties as compensation for providing property management services. The Partnership paid approximately $154,000, $302,000 and $291,000 for the six months ended June 30, 2008 and the years ended December 31, 2007 and 2006, respectively, to affiliates of the General Partner.
          Affiliates of the General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $220,000 for the six months ended June 30, 2008 and approximately $329,000 and $229,000 for the years ended December 31, 2007 and 2006, respectively. The portion of these reimbursements included in investment properties for the six months ended June 30, 2008 and the years ended December 31, 2007 and 2006 are related to construction management services provided by an affiliate of the General Partner of approximately $140,000, $176,000 and $96,000, respectively. As of December 31, 2007, the

Partnership owed an affiliate of the General Partner approximately $33,000 of accrued accountable administrative expenses. No accrued accountable administrative expenses were owed at June 30, 2008.
          The Partnership Agreement provides for the General Partner to receive a fee for managing the affairs of the Partnership. The fee is 2% of adjusted cash from operations, as defined in the Partnership Agreement. Payment of this management fee is subordinated and is payable only after the Partnership has distributed to the limited partners adjusted cash from operations in any year equal to 10% of the limited partners adjusted invested capital as defined in the Partnership Agreement or upon the refinance or sale of a property in the Partnership. During the six months ended June 30, 2008, approximately $44,000 in accrued subordinated management fees were paid from sale proceeds. No Partnership management fees were accrued or paid during the years ended December 31, 2007 and 2006. Unpaid subordinated Partnership management fees at December 31, 2007 are approximately $44,000. There were no subordinated management fees owed at June 30, 2008.
          During the six months ended June 30, 2008 and the years ended December 31, 2007 and 2006, AIMCO Properties advanced the Partnership approximately $867,000, $1,474,000 and $604,000, respectively, to pay operational expenses and capital expenditures for all three of the Partnership’s investment properties. Interest on advances is charged at prime plus 1%, or 6.00 % at June 30, 2008. Interest expense on these advances was approximately $151,000, $297,000 and $211,000 for the six months ended June 30, 2008 and the years ended December 31, 2007 and 2006, respectively. The Partnership made payments of approximately $5,172,000 and $399,000 on advances and accrued interest during the six months ended June 30, 2008 and the year ended December 31, 2007, respectively. There were no such payments made during the year ended December 31, 2006. There were no advances or accrued interest owed at June 30, 2008. The Partnership may receive additional advances of funds from AIMCO Properties although AIMCO Properties is not obligated to provide such advances. For more information on AIMCO Properties including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission.
          The Partnership insures its properties up to certain limits through coverage provided by Aimco, which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty, general liability and vehicle liability. The Partnership insures its properties above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with the General Partner. During the six months ended June 30, 2008, the Partnership was charged by Aimco and its affiliates approximately $101,000 for hazard insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by the Partnership during 2008 as other insurance policies renew later in the year. During the years ended December 31, 2007 and 2006, the Partnership was charged by Aimco and its affiliates approximately $188,000 and $177,000, respectively, for insurance coverage and fees associated with policy claims administration.
AIMCO Properties May Buy Units in Future Tender Offers.
          As of September 19, 2008, AIMCO Properties and its affiliates hold 17,824, or approximately 62.82%, of the outstanding Units. A number of these Units were acquired pursuant to tender offers made by Aimco or its affiliates. It is possible that affiliates of Aimco will acquire additional Units in the Partnership in exchange for cash or a combination of cash and units in AIMCO Properties, either through private purchases or tender offers. The Amendment provides additional time for AIMCO Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence AIMCO Properties and its affiliates have over the voting decisions of the Partnership. Accordingly, the Amendment may result in increased control of the Partnership by AIMCO Properties and its affiliates.
NO APPRAISAL RIGHTS
          Limited Partners are not entitled to dissenters’ appraisal rights under Delaware law or the Partnership Agreement in connection with the Amendment.

INFORMATION ABOUT YOUR PARTNERSHIP
          Davidson Growth Plus, L.P. is a Delaware limited partnership organized in May 1986. The general partners of the Partnership originally were Davidson Diversified Properties, Inc. (f/k/a Freeman Diversified Properties, Inc.), a Tennessee corporation (“DDPI”) and James T. Gunn.
          On August 29, 1996, the Certificate of Limited Partnership of the Partnership was amended to remove DDPI as managing general partner and admit Davidson Growth Plus GP Corporation, an affiliate of DDPI, as managing general partner in the place and stead of DDPI effective as of that date. The General Partner is an affiliate of Aimco. The Partnership Agreement provides that the Partnership is to terminate on December 31, 2011, unless terminated prior to such date.
          The offering of the Partnership’s limited partnership units commenced on August 13, 1986, and terminated on March 30, 1988. The Partnership received gross proceeds from the offering of approximately $28,376,000 and net proceeds of approximately $25,254,000. Since its initial offering, the Partnership has not received nor are limited partners required to make additional capital contributions.
          The Partnership’s primary business is to operate and hold existing real estate properties for investment. All of the net proceeds of the offering were invested in four properties, of which the Property is the only property that continues to be held by the Partnership. The Partnership’s principal executive offices are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, and its telephone number is (864) 239-1000.
          The Partnership has no employees. Management and administrative services are provided by the General Partner and by agents retained by the General Partner. An affiliate of the General Partner provides property management services.
Additional Information.
          Your Partnership, Aimco and AIMCO Properties are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the SEC relating to the business, financial condition and other matters of each of the foregoing entities. Such reports and other information may be inspected at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.
Householding
          Companies and intermediaries may satisfy the delivery requirements for proxy statements and information statements with respect to two or more partners sharing the same address by delivering a single proxy statement or information statement to those partner unless the Company is otherwise advised by the partners. “Householding” as this is commonly known, reduces the amount of duplicate information that partners receive and lowers the Partnership’s printing and mailing costs. If you received multiple copies of this information statement and, in the future, wish to receive only a single copy, we will send it to you upon your written request by mail to ISTC Corporation, P.O. Box 2347, Greenville, SC 29602. If your household received a single copy of this information and you wish to receive multiple copies in the future, or if you would like to receive additional copies of this documentation, we will send them to you upon your written request by mail to ISTC Corporation, P.O. Box 2347, Greenville, SC 29602.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
     The following summary of the material U.S. Federal income tax consequences is based upon current U.S. Federal tax law which is subject to change, possibly with retroactive effect. This summary is for general information only and does not address all aspects of U.S. Federal income taxation that may be relevant in the particular circumstances of each Limited Partner or to Limited Partners subject to special treatment under the Internal Revenue Code (the “Code”). In addition, this summary does not address any state, local or foreign tax consequences.

     There will be no Federal or state income tax consequences resulting solely from the approval of the Amendment. If the Partnership is required to sell the Property, or the lender forecloses on the Property, the Partnership likely would recognize gain or loss, which would pass through to the partners of the Partnership.
Tax Consequences of Sale of Partnership Property or Foreclosure
     The description set forth below is a general description of the tax consequences that a partner of the Partnership may incur as a result of a sale of any of the property or a foreclosure by the lender in the future, assuming that the applicable tax rates and tax laws remain unchanged from those in existence for the 2008 tax year. Each partner should consult with his or her own tax advisor to determine his or her particular tax consequences.
     A sale, exchange or other disposition of any property by the Partnership will likely result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the property and (ii) the Partnership’s tax basis in the property (which has been reduced because of prior years’ depreciation deductions). The amount realized for the property will be the selling price for the property, less any expenses of sale, plus any liabilities assumed by the purchaser of the property, or liabilities subject to which the purchaser takes the property. In addition, the Partnership may recognize cancellation of indebtedness income to the extent it is unable to satisfy other Partnership indebtedness that is not assumed by the purchaser of the property. Any taxable gain, loss, or cancellation of indebtedness income recognized by the Partnership will be required to be included in the income of the partners in accordance with the Partnership Agreement, regardless of the amount of cash, if any, distributed to the partners. Any gain or loss recognized as a result of the transfer of any property may be characterized for taxation purposes as ordinary or capital, or a combination of both.
     The proceeds available for distribution to the partners of the Partnership in the event of a sale of the property or a foreclosure by the lender may be less than any tax liabilities resulting from such sale or foreclosure. Because the amount realized on a sale includes liabilities assumed by the purchaser of the Property, or liabilities subject to which the purchaser takes the Property, there may be a significant tax liability in excess of the funds available for distribution to the Partners. Similarly, on a foreclosure the amount realized would generally include the full amount of the indebtedness which may cause the Partnership to recognize taxable income due to cancellation of indebtedness and which may create a significant risk of a tax liability in excess of the funds available. Accordingly, a partner may need to use funds from other sources to satisfy its tax liabilities. As noted above, the tax consequences of disposing of property would likely result regardless of whether the Amendment is adopted, but may result earlier if the Amendment is not adopted.
     A partner also will recognize gain or loss on the liquidation of its interest in the Partnership to the extent of the difference between: (i) the sum of the amount of cash (including a deemed distribution of cash equal to the partner’s share, under applicable tax principles, of the liabilities of the Partnership) and other property distributed to the partner by the Partnership; and (ii) the partner’s adjusted basis in his or her Partnership interest after adjustment for such partner’s share of any gain or loss from the Partnership.
     THE TAX CONSEQUENCES TO A PARTICULAR PARTNER ARE DEPENDENT IN PART ON FACTS THAT ARE UNIQUE TO EACH PARTNER. EACH PARTNER IS URGED TO CONSULT HIS OR HER TAX ADVISORS AS TO THE EXACT CONSEQUENCES TO HIM OR HER OF SUCH ACTIONS, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          As of the Record Date, there were 28,371.75 Units issued and outstanding owned by 1,130 limited partners of record.
          Except as noted below, no person or entity was known by the General Partner to be the beneficial owner of more than 5% of the Units of the Partnership as of September 19, 2008.

Entity	Number of Units	Percentage
Apartment Investment and Management Company(1) (an affiliate of Aimco)	17,824.00	62.82%

AIMCO-GP, Inc.(2) (an affiliate of Aimco)	17,824.00	62.82%

AIMCO Properties, L.P.(3) (an affiliate of Aimco)	17,824.00	62.82%

Aimco IPLP, L.P.(4) (an affiliate of Aimco)	6,419.83	22.63%

AIMCO/IPT, Inc.(5) (an affiliate of Aimco)	6,419.83	22.63%

Cooper River Properties, L.L.C.(6) (an affiliate of Aimco)	3,937.00	13.88%

(1)	All of the units beneficially owned by Apartment Investment and Management Company are held by Cooper River Properties, L.L.C., Aimco IPLP, L.P. and AIMCO Properties, L.P. The business address of Apartment Investment and Management Company is 4582 S. Ulster St. Parkway, Suite 1100, Denver, CO 80237.

(2)	All of the units beneficially owned by AIMCO-GP, Inc. are held by Cooper River Properties, L.L.C., Aimco IPLP, L.P. and AIMCO Properties, L.P. The business address of AIMCO-GP, Inc. is 4582 S. Ulster St. Parkway, Suite 1100, Denver, CO 80237.

(3)	6,419.83 of the units beneficially owned by AIMCO Properties, L.P. are held by AIMCO IPLP, L.P. and Cooper River Properties, L.L.C. The business address of AIMCO Properties, L.P. is 4582 S. Ulster St. Parkway, Suite 1100, Denver, CO 80237.

(4)	3.937.00 of the units beneficially owned by Aimco IPLP, L.P. are held by Cooper River Properties, L.L.C. The business address is 55 Beattie Place, Greenville, SC 29602.

(5)	All of the units beneficially owned by AIMCO/IPT, Inc. are held by Cooper River Properties, L.L.C and Aimco IPLP, L.P. The business address is 55 Beattie Place, Greenville, SC 29602

(6)	The business address of Cooper River Properties, L.L.C. is 55 Beattie Place, Greenville, SC 29602.
          As of September 19, 2008, no director or officer of the General Partner owns, nor do the directors or officers as a group own any of the Partnership’s Units. No such director or officer had any right to acquire beneficial ownership of additional Units of the Partnership.
NO CONSENTS REQUIRED
          The Partnership has fixed September 19, 2008, as the Record Date for determining Limited Partners entitled to notice of the Amendment.
          Pursuant to the Partnership Agreement, approval of the Amendment requires the consent of the Limited Partners who own more than 50% of the Partnership’s outstanding Units. As of the Record Date, there were 28,371.75 Units issued and outstanding. AIMCO Properties and its affiliates own 17,824, or approximately 62.82%, of the outstanding Units as of the Record Date. AIMCO Properties and its affiliates have notified the General Partner that they will consent in writing to the Amendment. Accordingly, approval of the Amendment is assured.
EXPENSES
          The cost of preparing, assembling, printing and mailing this Information Statement will be borne by the Partnership. The fees and expenses of the Information Agent are expected to be $15,900 and will be borne by the Partnership.

THE INFORMATION AGENT IS:
THE ALTMAN GROUP, INC.

By Mail, Overnight Courier or Hand:	By Facsimile:	For Information please call:

1200 Wall Street 3rd Floor Lyndhurst, NJ 07071	(201) 460-0050	TOLL FREE (800) 217-9608

ANNEX A
FIRST AMENDMENT TO THE DAVIDSON GROWTH PLUS, L.P.
LIMITED PARTNERSHIP AGREEMENT
          This First Amendment (this “Amendment”) is made and entered into as of _________, 2008, and amends that certain Limited Partnership Agreement dated as of May 22, 1986 (the “Original Agreement”) of Davidson Growth Plus, L.P. (f/k/a Freeman Growth Plus, L.P.) (the “Partnership”), by and between Freeman Diversified Properties, Inc, a Tennessee corporation (“Freeman”), James T. Gunn and Susan L. Freeman.
RECITALS
          A. Freeman was the original general partner of the Partnership.
          B. Pursuant to an Amendment to the Certificate of Limited Partnership of the Partnership, Freeman withdrew as the general partner of the Partnership effective as of August 29, 1996 and Davidson Growth Plus GP Corporation, a Delaware corporation, was admitted as the general partner (the “General Partner”).
          C. Pursuant to an Amendment to the Certificate of Limited Partnership of the Partnership, the Partnership’s name was changed from Freeman Growth Plus, L.P. to Davidson Growth Plus, L.P.
          D. Article 16 of the Original Agreement provides that the term of the Partnership may be extended upon a vote of the majority of the Limited Partners. Article 15 of the Original Agreement provides that the General Partner, without seeking approval from the Limited Partners, may amend the agreement to change the name of the partnership and to cure any ambiguity.
          E. The General Partner has received the consent of a majority of the Limited Partners with regard to the extension of the term.
          F. The General Partner has determined that this Amendment is desirable to extend the term of the Partnership and to amend the language of the Original Agreement to reflect the change in the Partnership’s name and general partner.
AGREEMENT
          In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Defined Terms. Capitalized terms used herein but not otherwise defined herein have the respective meanings set forth in the Original Agreement.
          2. Amendment.
               a) The Original Agreement is hereby amended by deleting Section 4 and replacing it in its entirety as follows:
The Partnership commenced as of the 22nd day of May, 1986, and shall continue until the 31st day of December 2021, unless previously terminated in accordance with the provisions of this Partnership Agreement.
               b) All references to “Freeman Diversified Properties, Inc., a Tennessee corporation” are hereby deleted and replaced with “Davidson Growth Plus GP corporation, a Delaware corporation”.
               c) All references to “Freeman Growth Plus, L.P.” are hereby deleted and replaced with “Davidson Growth Plus, L.P.”

          3. Continuation. Except as amended hereby, the Original Agreement is hereby ratified and confirmed and shall remain in full force and effect.
          4. Miscellaneous.
               a) This Amendment shall bind and inure to the benefit of the parties and their respective successors and assigns.
               b) This Amendment may be executed in counterparts (and by facsimile signature), each of which shall be deemed an original but all of which shall constitute one and the same instrument.
               c) This Amendment and its application shall be governed by the laws of the State of Delaware, without regard to conflicts of law provisions.
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          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

General Partner: DAVIDSON GROWTH PLUS GP CORPORATION
By:
Name:
Title: